Exhibit (a)(1)(F)

Birks & Mayors Inc.

Receipt for Hand Delivery

of Election Form

Offer to Amend

Commencing on March 18, 2010 and Expiring on April 16, 2010,

at 5:00 p.m., Eastern Standard Time (unless the offer is extended)

Employee Name:                          hand delivered to Hélène Delaney the required Election Form to participate in the Offer to Amend.

Date:	Time:

Signature: [__________]